UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                 August 31, 2010
                Date of Report (Date of earliest event reported)


                        Global Entertainment Corporation
             (Exact name of registrant as specified in its charter)


          Nevada                        000-50643                 86-0933274
(State or other jurisdiction        (Commission File            (IRS Employer
     of incorporation)                   Number)             Identification No.)

1600 North Desert Drive, Suite 301, Tempe, AZ                       85281
  (Address of principal executive offices)                        (Zip Code)

                                 (480) 994-0772
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written  communications  pursuant to Rule 425 under  Securities  Act (17
    CFR 230.425)

[ ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective August 31, 2010, Global Entertainment Corporation (Global) entered into the first amendment to the loan and security agreement with Boston Pizza Restaurants (USA), Inc. Under the agreement as amended, Global may borrow up to $500,000, not to exceed the amount of Global's collectible accounts receivable. Borrowings must occur on or prior to June 30, 2011, and must be repaid in full by August 31, 2011. Prior to the amendment, Global could borrow up to $300,000, not to exceed the amount of Global's collectible accounts receivable, on or prior to October 31, 2010, and borrowings had to be repaid in full by December 31, 2010.

Other terms of the agreement remain as stated in the loan and securitization agreement dated June 8, 2010. Interest on the outstanding principal balance is computed daily at the rate of prime plus 7%. In addition, Global must pay quarterly an amount equal to 0.5% of any unused commitment. The agreement is secured by Global's accounts receivable.

James Treliving and George Melville, the beneficial owners of 100% of Boston Pizza Restaurants (USA), Inc., are directors of Global.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

    Exhibit No.                          Description
    -----------                          -----------

      10.14 First Amendment to Loan and Securitization Agreement dated August 31, 2010, between Boston Pizza Restaurants (USA), Inc. and Global Entertainment Corporation

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
                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           GLOBAL ENTERTAINMENT CORPORATION


Date: September 7, 2010                    By: /s/ James Yeager
                                              ----------------------------------
                                           Name:  James Yeager
                                           Title: Senior Vice-President and
                                                  Chief Financial Officer


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